Exhibit 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Maxtor Corporation on Form S-8 (File No. 33-08181) of our report dated February 21, 1997 on our audit of the consolidated financial statements and financial statement schedule of Maxtor Corporation as of December 28, 1996 and for the nine month period then ended, which report is included in this Annual Report on Form 10-K.


                                        COOPERS & LYBRAND L.L.P.

San Jose, California
March 24, 1997




       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-08181) pertaining to the Maxtor Corporation 1996 Stock Option Plan of Maxtor Corporation (a wholly-owned subsidiary of Hyundai Electronics America) of our report dated April 25, 1996 with respect to the consolidated financial statements and schedule of Maxtor Corporation (a wholly-owned subsidiary of Hyundai Electronics America) for each of the two fiscal years in the period ended March 30, 1996 included in the Annual Report (Form 10-K) for the year ended
December 28, 1996.


                                        ERNST & YOUNG LLP

San Jose, California
March 24, 1997